UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2015

Bridge Capital Holdings

(Exact name of registrant as specified in its charter)

California	001-34165	80-0123855
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Almaden Boulevard, Suite 200

San Jose, California 95113

(Address of principal executive offices) (Zip Code)

Tel. (408) 423-8500

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 9, 2015, Bridge Capital Holdings (the “Company”) and Western Alliance Bancorporation (“WAL”) issued a joint press release announcing the entry into an Agreement and Plan of Merger, dated as of March 9, 2015, by and between the Company and WAL, pursuant to which WAL will acquire the Company and its wholly owned subsidiary, Bridge Bank, National Association, subject to the terms and conditions set forth therein. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The Company is filing an investor presentation, which provides supplemental information regarding the proposed transaction that the Company intends to make available to investors and post on the investor relations portion of its website, which is located at www.bridgebank.com. The slides are included as Exhibit 99.2 to this report.

The information in the presentation shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. All annualized, pro forma, projected, combined, estimated and similar numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Joint Press Release dated March 9, 2015.

99.2	Investor Presentation dated March 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGE CAPITAL HOLDINGS
(Registrant)

/s/ Daniel P. Myers
Daniel P. Myers
President and Chief Executive Officer

Date: March 9, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release dated March 9, 2015.

99.2	Investor Presentation dated March 9, 2015.